UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2018

CAROLINA FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-10897	57-1039673
(Commission File Number)	(I.R.S. Employer Identification No.)

288 Meeting Street, Charleston, South Carolina	29401
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-7700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018, the Board of Directors of Carolina Financial Corporation (“Carolina Financial”) fixed the size of the Board of Directors at 14 directors and appointed Beverly Ladley as a Class I director. No committee assignments have been made yet for Ms. Ladley.

There have been no transactions, and currently are no proposed transactions, to which Carolina Financial was or is to be a party in which Ms. Ladley had or has a direct or indirect material interest required to be disclosed under Item 404(a) of SEC Regulation S-K. Ms. Ladley will receive compensation as an outside director consistent with Carolina Financial’s standard compensation practices for outside directors. A description of Carolina Financial’s standard compensation practices for outside directors can be found in the section titled “Director Compensation” in Carolina Financial’s preliminary proxy statement in connection with its 2018 annual meeting of stockholders filed March 19, 2018.

Ms. Ladley was also appointed to the Board of Directors of CresCom Bank, Carolina Financial’s subsidiary bank, effective as of March 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA FINANCIAL CORPORATION,
Registrant

By:	/s/ William A. Gehman, III
Name:	William A. Gehman, III
Title:	Chief Financial Officer

Dated: March 23, 2018